Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 31, 2025, with respect to the combined financial statements of Chromarie International Limited, as of and for the years ended March 31, 2025 and 2024 in this Registration Statement on Form F-1 and the related Prospectus of Chromarie International Limited filed with the Securities and Exchange Commission.

/s/Enrome LLP

Singapore
June 3, 2026

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